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[757634]                                                             EXHIBIT 3.2

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     CERTIFICATE OF AMENDMENT
              OF THE
   CERTIFICATE OF INCORPORATION
                OF
PROGRAMMED BOOKKEEPING SYSTEMS, INC.

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         STATE OF NEW YORK
        DEPARTMENT OF STATE

         FILED MAY 19 1969

              TAX $10
           FILING FEE $50


     /s/ [SIGNATURE ILLEGIBLE]
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         Secretary of State

    By /s/ [SIGNATURE ILLEGIBLE]
       -----------------------------
             41 Queens
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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                      PROGRAMMED BOOKKEEPING SYSTEMS, INC.
               Under Section 805 of the Business Corporation Law


     1)   The name of the corporation is PROGRAMMED BOOKKEEPING SYSTEMS, INC.

     2) The Certificate of Incorporation was filed by the Department of State on the 18th day of September 1968.

     3) The amendments of the certificate of incorporation effected by the certificate of amendment are as follows:

     a) To provide a new purpose clause to provide shares of new common stock par value $.01 per share in place of the shares of the present common stock (no par value) and to increase the number of authorized shares of common stock from 200 to 3,000,000 shares.

     4) To accomplish the foregoing the first paragraph of article 2 of the certificate of incorporation relating to purposes is hereby stricken out in its entirety and the following new paragraph is substituted in lieu thereof.

     The corporation is formed for the following purposes: To engage in all manner of activity necessary and incident to the conducting of a consulting business with respect to business generally, marketing, finance, advertising, product development, international trade, stockholder relations, public relations, capital development, banking relations and new business development, communications, entertainment, career development, personnel management, and the servicing of special age, ethnic and religious groups.

     To provide bookkeeping services; to provide programming services for computer operations; to provide computerized bookkeeping services; to render assistance in the completion of forms and reports; to provide and render clerical services and assistance.

     To engage in all manner of activity necessary and incident to the conducting of a mercantile and trading business, engaging in exporting and importing of general merchandise and various commodities, as well as manufacturing, warehousing, distributing, retailing and financing all manner of commercial goods and products.


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        To act as a broker in connection with the offering and sale of all kinds of merchandise, products, and services of a financial, commercial, theatrical, or general consulting nature.

        To sponsor in any and all lawful ways new ideas in all stages of their development in any and all of the above mentioned fields of endeavor deemed appropriate by the management of the corporation.

        To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises; and other rights in respect of, and generally deal in and with at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, or in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed and other real, personal and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

        To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and in any manner deal with and contract with reference to:

        (a) inventions, devices, formulas, processes and any improvements

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and modifications thereof:

     (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trademarks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

     (c) franchises, licenses, grants and concessions;

     To have, in furtherance of the corporate purpose, all of the powers conferred upon corporations organized under the Business Corporation Law subject to any limitations thereof contained in this Certificate of Incorporation or in the laws of the State of New York.

     To acquire all or any part of the good will, business, property and assets, or securities and to assume or undertake all or any part of the liabilities of any person, firm, association or corporation, and to pay for same in cash, stock, bonds, notes, or other securities of this corporation or otherwise.

     5) The first paragraph of Article 4 of the certificate of incorporation relating to the capital stock is hereby stricken out in its entirety and the following new paragraph is substituted in lieu thereof;

     The aggregate number of shares which the corporation shall have authority to issue is:

     3,000,000 shares of voting common stock each of one cent par value.
     The holders of voting common stock of $.01 par value of the Corporation shall not have preemptive rights.

     6) Article 6 is hereby added to the Certificate of Incorporation and states the following:

     The duration of the corporation is to be perpetual.

     7) Article 7 is added to the Certificate of Incorporation and states the following:

     Except as may otherwise be specifically provided in this Certificate of Incorporation, no provision of this certificate of incorporation is intended by the corporation to be construed as limiting prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the business corporation law upon the corporation, upon its shareholders, bondholders and




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security holders and upon its directors officers, and other corporate personnel including in particular, the power of the corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the business corporation law and the defined and prescribed rights of said persons to indemnification as the same are conferred by the business corporation law.

     8) The manner in which the aforesaid amendments to the certificate of incorporation were authorized as follows:

     a) By the unanimous written consent of the holders of all the outstanding shares entitled to vote thereon.

     9) The manner in which the common stock shall be changed by reason of the aforesaid amendment is as follows:

     The 200 common shares of no par value are changed into 3,000,000 shares par value of $.01 per share. The rate of change is 1 share no par value to become 15,000 shares par value.

     IN WITNESS WHEREOF, this certificate has been subscribed this ________ day of __________ 1969 by the undersigned who confirm the statements made herein are true under the penalty of perjury.

Edward C. Horowitz                  President          /s/ EDWARD C. HOROWITZ
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Michael C. Pischel                  Secretary          /s/ MICHAEL C. PISCHEL
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